SOLUTIA INC. ATTN: INVESTOR RELATIONS PO BOX 66760 575 MARYVILLE CENTRE DRIVE ST. LOUIS, MO 63166-6760

Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

<XXXXX>1	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

<ISSNAME1>

The Board of Directors recommends you vote FOR proposals 1, 2, and 3.
Vote on Proposals					For	Against	Abstain

1.	Adoption of the Merger Agreement. Proposal to adopt the Agreement and Plan of Merger, dated as of January 26, 2012, as it may be amended from time to time, by and among Solutia Inc., Eastman Chemical Company and Eagle Merger Sub Corporation.				☐	☐	☐

2.	Non-Binding, Advisory Vote on Golden Parachute Compensation. Proposal to approve, on a non-binding, advisory basis, compensation that may be paid or become payable to Solutia Inc.’s named executive officers that is based on or otherwise relates to the merger.				☐	☐	☐

3.	Adjournment of the Special Meeting. Proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.				☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — <XXXXX>2

SOLUTIA INC.

Special Meeting of Stockholders

[                    ] 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints JEFFRY N. QUINN and PAUL J. BERRA, III, and each of them, with power of substitution, as proxy of the undersigned to represent the undersigned and to vote all shares of Solutia Inc. common stock which the undersigned would be entitled to vote, if personally present at the Special Meeting of Stockholders of Solutia Inc. to be held at [                    ] at [                            ] at 10:00 a.m. on [                    ] and at any adjournments thereof, with all powers the undersigned would possess if present at such meeting on the matters set forth on the reverese side hereof and on all other matters properly coming before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side